Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS FISCAL FOURTH QUARTER RESULTS

Fiscal Fourth Quarter Results

•                  Net Sales of $2.7 Billion Increased 8 Percent Sequentially; Decreased 25 Percent Year-Over-Year

•                  GAAP Operating Income of $176 Million; Adjusted Operating Income of $221 Million, a 74 Percent Sequential Increase

•                  Diluted Earnings Per Share (EPS) From Continuing Operations of $0.18 on a GAAP Basis; Adjusted EPS of $0.30

•                  Cash From Continuing Operations of $549 Million; Free Cash Flow of $608 Million

Fiscal First Quarter Outlook

•                  Company Expects Sales of $2.7 to $2.8 Billion

•                  GAAP Operating Income Expected to be $190 to $220 Million; Adjusted Operating Income Expected to be $250 to $280 Million

•                  EPS From Continuing Operations Expected to be $0.25 to $0.29; Adjusted EPS Expected to be $0.35 to $0.39

SCHAFFHAUSEN, Switzerland – Nov. 4, 2009 – Tyco Electronics Ltd. (NYSE: TEL) today reported results for the fiscal fourth quarter ended Sept. 25, 2009.  The company reported net sales of $2.7 billion for the fiscal fourth quarter, an 8 percent increase sequentially and a 25 percent decrease compared to the prior-year period.  GAAP diluted earnings per share from continuing operations were $0.18 for the quarter, compared to $0.19 in the prior-year period.  Included in the earnings per share from continuing operations were $0.08 per share of restructuring and other charges, $0.09 per share of income tax related charges, and $0.04 per share of income related to a gain from the early retirement of debt.  This compares to $0.46 per share of net charges in the prior-year quarter.  Adjusted EPS from continuing operations were $0.30 in the quarter, compared to last year’s adjusted EPS of $0.65.

“Our fourth quarter was a strong finish to a challenging year,” said Tyco Electronics Chief Executive Officer Tom Lynch.  “Sales increased 8 percent sequentially due to continued improvement in our automotive and consumer-related businesses which grew 17 percent.  This more than offset the expected slowdown in our Undersea Telecommunications segment.  The aggressive cost actions we initiated in response to the downturn, coupled with the sales increase, improved our adjusted operating margins from 5 to 8 percent sequentially.  Further improvements in working capital enabled us to generate more than $600 million in free cash flow in the quarter, bringing our full-year free cash flow to more than $1.2 billion.

“In the first quarter, we expect our sales to be flat to up slightly due to continued strengthening in our Electronic Components segment, partially offset by the continued slowdown in our Undersea Telecommunications business.  We expect another quarter of solid operating margin improvement.”

The following discussion includes non-GAAP financial measures which are described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal quarter ended Sept. 26, 2008 unless otherwise indicated.

($ in millions)	Sept 25, 2009	Sept 26, 2008	$ Change	% Change
Net Sales	$2,698	$3,576	$(878)	(25)%
Operating Income	$176	$205	$(29)	(14)%
Restructuring and Other Charges	$(45)	$(165)
Impairment of Goodwill	$0	$(103)
Adjusted Operating Income	$221	$473	$(252)	(53)%
Operating Margin	6.5%	5.7%
Adjusted Operating Margin	8.2%	13.2%

GAAP operating income was $176 million, compared to $205 million of operating income in the prior-year period.  Included in the current quarter were restructuring and other charges of $45 million.  Included in prior-year operating income were $165 million of restructuring and other charges and $103 million related to an impairment of goodwill.  Excluding these items in both periods, adjusted operating income was $221 million compared to $473 million a year ago, a decrease of 53 percent.  The adjusted operating margin was 8.2 percent, compared to 13.2 percent a year ago — reflecting a 25 percent decline in sales.

CASH FLOW

Cash from continuing operations was $549 million during the quarter, compared to $597 million in the year-ago period.  Free cash flow was $608 million, compared to $437 million in the prior-year period.  The increase in free cash flow was primarily driven by inventory reductions, as well as reduced capital expenditures versus the prior year.

ADDITIONAL ITEMS

•                  In early July, the company repurchased approximately $152 million of principal amount of its senior notes.  As a result, the company reported a net gain of $19 million in the fiscal fourth quarter.

•                 On Oct. 8, the company’s shareholders approved a dividend in the form of a capital reduction of $0.16 per share for each of the first and second quarters of fiscal 2010.

ORDERS

Total company orders increased 25 percent sequentially in the fourth quarter.  On a year-over-year basis, orders declined 8 percent.  The book-to-bill ratio was 1.07 in the quarter.  Excluding the company’s Undersea Telecommunications segment, which is a project-oriented business with uneven order patterns, orders increased 12 percent sequentially and declined 17 percent year-over-year and the book-to-bill ratio was 1.05.

FIRST QUARTER FISCAL 2010 OUTLOOK

For the first quarter of fiscal 2010, the company expects sales of $2.7 to $2.8 billion, which is flat to a 4 percent increase sequentially.  The company expects income from operations of $190 to $220 million, which includes restructuring and other charges of approximately $60 million.  Adjusted operating income is expected to be $250 to $280 million.  GAAP EPS from continuing operations is expected to be $0.25 to $0.29, including restructuring and other charges of approximately $0.10 per share.  Adjusted EPS from continuing operations are expected to be $0.35 to $0.39, compared to adjusted EPS of $0.21 in the prior-year period.  This outlook assumes current foreign exchange rates.

($ in millions, except per share amounts)	Q1 Outlook

Sales	$2,700 to $2,800
GAAP Operating Income	$190 to $220
Restructuring and Other Charges	$(60)
Adjusted Operating Income	$250 to $280
GAAP Earnings Per Share	$0.25 to $0.29
Adjusted EPS from Continuing Operations	$0.35 to $0.39

SEGMENT RESULTS

Tyco Electronics is comprised of four reporting segments: Electronic Components, Network Solutions,

Specialty Products and Undersea Telecommunications.

Electronic Components

The Electronic Components segment is one of the world’s largest suppliers of passive electronic components, including connectors and interconnect systems, relays, switches, sensors, and wire and cable.

($ in millions)	Sept 25, 2009	Sept 26, 2008	$ Change	% Change	Organic Growth
Net Sales	$1,632	$2,255	$(623)	(28)%	(24)%
Operating Income	$38	$29	$9	31%
Restructuring and Other Charges	$(24)	$(157)
Impairment of Goodwill	$0	$(103)
Adjusted Operating Income	$62	$289	$(227)	(79)%
Operating Margin	2.3%	1.3%
Adjusted Operating Margin	3.8%	12.8%

Sales in the segment declined 28 percent compared to the prior-year quarter and increased 15 percent on a sequential basis.  The segment experienced year-over-year declines across all end-markets, including automotive which was down 19 percent, computer down 37 percent, communications down 39 percent and industrial down 43 percent.

Operating margin and adjusted operating margin decreased primarily due to the sales declines and the negative impact of lower production to reduce inventory, partially offset by the company’s cost reduction activities.  The current quarter included $24 million of restructuring and other charges, compared to $157 million of restructuring and other charges and $103 million of charges related to an impairment of goodwill in the prior-year quarter.

Network Solutions

The Network Solutions segment is one of the world’s largest suppliers of infrastructure components and systems for the communication service provider, enterprise networks and energy markets.

($ in millions)	Sept 25, 2009	Sept 26, 2008	$ Change	% Change	Organic Growth
Net Sales	$436	$560	$(124)	(22)%	(18)%
Operating Income	$37	$65	$(28)	(43)%
Restructuring and Other Charges	$(14)	$(4)
Adjusted Operating Income	$51	$69	$(18)	(26)%
Operating Margin	8.5%	11.6%
Adjusted Operating Margin	11.7%	12.3%

Segment sales declined 22 percent compared to the prior-year quarter and increased 3 percent sequentially.  Compared to the prior year, sales to the communication service provider market declined 27 percent, sales to the energy market declined 20 percent and sales to the enterprise networks market declined 24 percent.  The revenue decline was due to reduced capital spending by customers in these markets.

Operating margin and adjusted operating margin decreased primarily due to the sales declines, partially offset by the company’s cost reduction activities.  Restructuring and other charges in the quarter were $14 million, compared to $4 million in the prior-year quarter.

Specialty Products

The Specialty Products segment is a leader in providing highly-engineered custom solutions, components and connectors for electronic systems, subsystems and devices in the aerospace, defense and marine; medical; touch systems; and circuit protection markets.

($ in millions)	Sept 25, 2009	Sept 26, 2008	$ Change	% Change	Organic Growth
Net Sales	$362	$459	$(97)	(21)%	(22)%
Operating Income	$47	$65	$(18)	(28)%
Restructuring and Other Charges	$(4)	$(3)
Other Items	$0	$(8)
Adjusted Operating Income	$51	$76	$(25)	(33)%
Operating Margin	13.0%	14.2%
Adjusted Operating Margin	14.1%	16.6%

Segment sales declined 21 percent compared to the prior-year quarter and increased 6 percent sequentially.  Year-over-year, sales to the aerospace, defense and marine market declined 23 percent, touch systems declined 25 percent, circuit protection declined 14 percent, and medical decreased 16 percent.

Operating margin and adjusted operating margin decreased primarily due to the sales declines, partially offset by the company’s cost reduction activities.  Restructuring and other charges in the quarter were $4 million, compared to $3 million of restructuring and other charges and $8 million of other items in the prior-

year quarter.

Undersea Telecommunications

The company’s Undersea Telecommunications segment is a world leader in developing, manufacturing, installing and maintaining the world’s most advanced fiber optic undersea networks.

($ in millions)	Sept 25, 2009	Sept 26, 2008	$ Change	% Change	Organic Growth
Net Sales	$268	$302	$(34)	(11)%	(11)%
Operating Income	$54	$38	$16	42%
Restructuring and Other Charges	$(3)	$(1)
Adjusted Operating Income	$57	$39	$18	46%
Operating Margin	20.1%	12.6%
Adjusted Operating Margin	21.3%	12.9%

Segment sales decreased 11 percent compared to the prior-year quarter and decreased 16 percent sequentially.  Operating margin and adjusted operating margin increases were due to favorable project mix and execution.  Restructuring and other charges in the quarter were $3 million compared to $1 million in the prior-year quarter.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, specialty products and undersea telecommunication systems, with fiscal 2009 sales of $10.3 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

CONFERENCE CALL AND WEBCAST

•    The company will hold a conference call for investors today beginning at 8:30 a.m. EST.

•    Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of Tyco Electronics’ website: http://investors.tycoelectronics.com.

•    For both “listen-only” telephone participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1059.  The telephone dial-in number for participants outside the United States is (612) 234-9959.

•        An audio replay of the conference call will be available beginning at 10:30 a.m. on Nov. 4, 2009 and ending at 11:59 p.m. on Nov. 11, 2009.  The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 117013.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Interest Expense,” “Adjusted Other Income (Expense), Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,”  “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges (“Adjusted Operating Margin”).  The company presents and forecasts its Adjusted Operating Margin before unusual items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

The company has presented interest expense before unusual items including costs related to the retirement of debt (“Adjusted Interest Expense”). The company presents Adjusted Interest Expense as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Interest Expense and interest expense (the most comparable GAAP measure) is the gain related to retirement of debt. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease interest expense. This limitation is best addressed by using Adjusted Interest Expense in combination with interest expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented other income (expense), net before unusual items including tax sharing income related to the adoption of the uncertain tax position provisions of Accounting Standards Codification (“ASC”) 740 (Income Taxes) and the gain on retirement of debt (“Adjusted Other Income (Expense), Net”). The company presents Adjusted Other Income (Expense), Net as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Other Income (Expense), Net and other income (expense), net (the most comparable GAAP measure) consists of tax sharing income related to the adoption of the uncertain tax position provisions of ASC 740 and the gain related to retirement of debt and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income (expense), net. This limitation is best addressed by using Adjusted Other Income (Expense), Net in combination with other income (expense), net (the most comparable GAAP measure)  in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income tax expense after adjusting for the tax effect of unusual items including charges related to restructuring, impairment charges and other income or charges (“Adjusted Income Tax Expense”).  The company presents Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income from continuing operations before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of the uncertain tax position provisions of ASC 740, other income or charges and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of the uncertain tax position provisions of ASC 740, other income or charges and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented adjusted diluted earnings per share, which is diluted earnings per share from continuing operations before unusual items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of the uncertain tax position provisions of ASC 740 and other income or charges (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•                  net capital expenditures,

•                  voluntary pension contributions, and

•                  cash impact of unusual items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Because the company does not predict the amount and timing of unusual items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition and operating results.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K/A for the fiscal year ended Sept. 26, 2008 and Quarterly Reports on Form 10-Q for the quarterly periods ended Dec. 26, 2008, March 27, 2009, and June 26, 2009, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

# # #

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarter Ended		For the Year Ended
	September 25,	September 26,	September 25,	September 26,
	2009	2008	2009	2008
	(in millions, except per share data)

Net sales	$2,698	$3,576	$10,256	$14,373
Cost of sales	2,007	2,568	7,720	10,200
Gross income	691	1,008	2,536	4,173
Selling, general, and administrative expenses	338	396	1,408	1,573
Research, development, and engineering expenses	131	155	536	593
Pre-Separation litigation charges, net	—	(8)	144	22
Restructuring and other charges, net	46	157	375	219
Impairment of goodwill	—	103	3,547	103
Operating income (loss)	176	205	(3,474)	1,663
Interest income	4	7	17	32
Interest expense	(40)	(46)	(165)	(190)
Other income (expense), net	(55)	(39)	(48)	567
Income (loss) from continuing operations before income taxes and minority interest	85	127	(3,670)	2,072
Income tax (expense) benefit	(1)	(38)	576	(540)
Minority interest	(1)	(1)	(6)	(5)
Income (loss) from continuing operations	83	88	(3,100)	1,527
Income (loss) from discontinued operations, net of income taxes	10	114	(156)	255
Net income (loss)	$93	$202	$(3,256)	$1,782

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.18	$0.19	$(6.75)	$3.16
Income (loss) from discontinued operations	0.02	0.24	(0.34)	0.53
Net income (loss)	$0.20	$0.43	$(7.09)	$3.69

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.18	$0.19	$(6.75)	$3.14
Income (loss) from discontinued operations	0.02	0.24	(0.34)	0.53
Net income (loss)	$0.20	$0.43	$(7.09)	$3.67

Weighted-average number of shares outstanding:
Basic	459	470	459	483
Diluted	461	473	459	486

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 25,	September 26,
	2009	2008
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,521	$1,090
Accounts receivable, net of allowance for doubtful accounts of $48 and $40, respectively	1,975	2,656
Inventories	1,435	2,159
Prepaid expenses and other current assets	487	756
Deferred income taxes	161	204
Assets held for sale	—	770
Total current assets	5,579	7,635
Property, plant, and equipment, net	3,111	3,342
Goodwill	3,160	6,749
Intangible assets, net	407	454
Deferred income taxes	2,518	1,915
Receivable from Tyco International Ltd. and Covidien Ltd.	1,211	1,218
Other assets	234	287
Total Assets	$16,220	$21,600

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$101	$20
Accounts payable	1,068	1,433
Accrued and other current liabilities	1,243	1,558
Deferred revenue	203	207
Liabilities held for sale	—	169
Total current liabilities	2,615	3,387
Long-term debt	2,316	3,161
Long-term pension and postretirement liabilities	1,129	721
Deferred income taxes	188	289
Income taxes	2,312	2,291
Other liabilities	634	668
Total Liabilities	9,194	10,517
Commitments and contingencies
Minority interest	10	10
Shareholders’ Equity:
Preferred shares, none at September 25, 2009; 125,000,000 shares authorized and none outstanding, $0.20 par value, at September 26, 2008	—	—
Common shares, 468,215,574 shares authorized and issued, CHF 2.43 par value, at September 25, 2009; 1,000,000,000 shares authorized and 500,241,706 issued, $0.20 par value, at September 26, 2008	1,049	100
Capital in excess:
Share premium	—	61
Contributed surplus	8,135	10,106
Accumulated (deficit) earnings	(2,274)	1,141
Treasury shares, at cost, 9,425,172 shares at September 25, 2009; 36,904,702 shares at September 26, 2008	(349)	(1,264)
Accumulated other comprehensive income	455	929
Total Shareholders’ Equity	7,016	11,073
Total Liabilities and Shareholders’ Equity	$16,220	$21,600

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarter Ended		For the Year Ended
	September 25,	September 26,	September 25,	September 26,
	2009	2008	2009	2008
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$93	$202	$(3,256)	$1,782
(Income) loss from discontinued operations, net of income taxes	(10)	(114)	156	(255)
Income (loss) from continuing operations	83	88	(3,100)	1,527
Adjustments to reconcile net cash provided by (used in) operating activities:
Impairment of goodwill	—	103	3,547	103
Class action settlement	—	—	—	(936)
Non-cash restructuring and other charges, net	20	53	49	81
Depreciation and amortization	133	140	515	539
Deferred income taxes	109	(41)	(583)	164
Provision for losses on accounts receivable and inventory	17	12	74	42
Tax sharing (income) loss	77	39	68	(567)
Other	(3)	30	53	42
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(128)	45	651	(107)
Inventories	167	48	638	(221)
Inventoried costs on long-term contracts	103	(5)	(4)	(46)
Prepaid expenses and other current assets	(40)	(6)	184	56
Accounts payable	50	(40)	(420)	41
Accrued and other liabilities	124	168	(124)	120
Income taxes	(142)	18	(115)	18
Deferred revenue	34	(2)	(7)	120
Other	(55)	(53)	(48)	(54)
Net cash provided by (used in) continuing operating activities	549	597	1,378	922
Net cash provided by (used in) discontinued operating activities	(7)	41	(49)	67
Net cash provided by (used in) operating activities	542	638	1,329	989
Cash Flows From Investing Activities:
Capital expenditures	(58)	(165)	(328)	(610)
Proceeds from sale of property, plant, and equipment	4	5	13	42
Class action settlement escrow	—	—	—	936
Proceeds from divestiture of discontinued operations, net of cash retained by operations sold	(1)	469	693	571
Other	2	(8)	16	(29)
Net cash provided by (used in) continuing investing activities	(53)	301	394	910
Net cash provided by (used in) discontinued investing activities	—	(5)	(3)	(15)
Net cash provided by (used in) investing activities	(53)	296	391	895
Cash Flows From Financing Activities:
Net (decrease) increase in commercial paper	—	(21)	(649)	630
Repayment of long-term debt	(141)	(400)	(602)	(1,751)
Proceeds from long-term debt	—	400	448	900
Repurchase of common shares	—	(410)	(152)	(1,242)
Payment of common share dividends and cash distributions to shareholders	(73)	(66)	(294)	(271)
Proceeds from exercise of share options	—	3	1	54
Transfers (to) from discontinued operations	(7)	(27)	(56)	5
Other	(2)	—	(6)	(12)
Net cash provided by (used in) continuing financing activities	(223)	(521)	(1,310)	(1,687)
Net cash provided by (used in) discontinued financing activities	7	(21)	56	(52)
Net cash provided by (used in) financing activities	(216)	(542)	(1,254)	(1,739)
Effect of currency translation on cash	(10)	(18)	(31)	1
Net increase (decrease) in cash and cash equivalents	263	374	435	146
Less: net (increase) decrease in cash and cash equivalents related to discontinued operations	—	(15)	(4)	—
Cash and cash equivalents at beginning of period	1,258	731	1,090	944
Cash and cash equivalents at end of period	$1,521	$1,090	$1,521	$1,090

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$34	$62	$121	$359

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$549	$597	$1,378	$922
Capital expenditures, net	(54)	(160)	(315)	(568)
Pre-Separation litigation payments	52	—	102	—
Voluntary pension contributions	61	—	61	—
Class action settlement	—	—	—	936
Free cash flow (1)	$608	$437	$1,226	$1,290

(1) Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarter Ended				For the Year Ended
	September 25,		September 26,		September 25,		September 26,
	2009		2008		2009		2008
	($ in millions)
Net Sales:
Electronic Components	$1,632		$2,255		$5,961		$9,277
Network Solutions	436		560		1,719		2,162
Specialty Products	362		459		1,415		1,769
Undersea Telecommunications	268		302		1,161		1,165
Total	$2,698		$3,576		$10,256		$14,373

Operating Income (Loss):
Electronic Components	$38	2.3%	$29	1.3%	$(3,716)	-62.3%	$978	10.5%
Network Solutions	37	8.5%	65	11.6%	133	7.7%	251	11.6%
Specialty Products	47	13.0%	65	14.2%	34	2.4%	296	16.7%
Undersea Telecommunications	54	20.1%	38	12.6%	219	18.9%	160	13.7%
Pre-Separation litigation charges, net	—		8		(144)		(22)
Total	$176	6.5%	$205	5.7%	$(3,474)	-33.9%	$1,663	11.6%

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended September 25, 2009						Net Sales for the
	versus Net Sales for the Quarter Ended September 26, 2008						Quarter Ended
	Organic (1)		Translation (2)	Divestiture	Total		September 25, 2009
	($ in millions)
Electronic Components (3):
Automotive	$(155)	(15.3)%	$(35)	$—	$(190)	(18.8)%	50%
Computer	(90)	(36.7)	1	(2)	(91)	(37.0)	10
Communications	(77)	(30.4)	8	(31)	(100)	(39.4)	9
Appliance	(33)	(24.0)	(2)	—	(35)	(25.4)	6
Industrial	(56)	(41.0)	(3)	—	(59)	(43.1)	5
Consumer Electronics	(17)	(32.2)	—	(2)	(19)	(35.2)	2
Other	(120)	(29.0)	(6)	(3)	(129)	(31.2)	18
Total	(548)	(24.3)	(37)	(38)	(623)	(27.6)	100%
Network Solutions (3):
Energy	(40)	(15.3)	(12)	—	(52)	(20.1)	48
Service Providers	(34)	(21.7)	(7)	—	(41)	(26.5)	26
Enterprise Networks	(28)	(19.7)	(6)	—	(34)	(23.8)	25
Other	1	7.9	2	—	3	100.0	1
Total	(101)	(18.0)	(23)	—	(124)	(22.1)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(44)	(22.7)	(1)	—	(45)	(23.2)	41
Touch Systems	(29)	(24.9)	(1)	—	(30)	(25.4)	24
Medical	(11)	(15.5)	—	—	(11)	(15.9)	16
Circuit Protection	(15)	(18.9)	4	—	(11)	(14.1)	19
Total	(99)	(21.5)	2	—	(97)	(21.1)	100%
Undersea Telecommunications	(32)	(10.9)	(2)	—	(34)	(11.3)
Total	$(780)	(21.8)%	$(60)	$(38)	$(878)	(24.6)%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Year Ended September 25, 2009						Net Sales for the
	versus Net Sales for the Year Ended September 26, 2008						Year Ended
	Organic (1)		Translation (2)	Divestiture	Total		September 25, 2009
	($ in millions)
Electronic Components (3):
Automotive	$(1,471)	(33.1)%	$(227)	$—	$(1,698)	(38.2)%	46%
Computer	(350)	(35.9)	2	(3)	(351)	(36.0)	11
Communications	(258)	(26.4)	18	(74)	(314)	(32.1)	11
Appliance	(156)	(29.1)	(12)	—	(168)	(31.4)	6
Industrial	(181)	(35.2)	(23)	2	(202)	(39.4)	5
Consumer Electronics	(53)	(27.7)	2	(8)	(59)	(31.1)	2
Other	(467)	(28.2)	(47)	(10)	(524)	(31.9)	19
Total	(2,936)	(31.7)	(287)	(93)	(3,316)	(35.7)	100%
Network Solutions (3):
Energy	(88)	(9.0)	(89)	—	(177)	(18.1)	47
Service Providers	(76)	(12.3)	(53)	—	(129)	(20.9)	28
Enterprise Networks	(105)	(19.1)	(35)	—	(140)	(25.5)	24
Other	(1)	(5.7)	4	—	3	16.7	1
Total	(270)	(12.5)	(173)	—	(443)	(20.5)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(104)	(14.0)	(18)	—	(122)	(16.4)	44
Touch Systems	(106)	(23.7)	(10)	—	(116)	(26.0)	24
Medical	(23)	(8.6)	(2)	—	(25)	(9.3)	17
Circuit Protection	(99)	(32.1)	8	—	(91)	(29.5)	15
Total	(332)	(18.8)	(22)	—	(354)	(20.0)	100%
Undersea Telecommunications	(4)	(0.4)	—	—	(4)	(0.3)
Total	$(3,542)	(24.6)%	$(482)	$(93)	$(4,117)	(28.6)%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 25, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Retirement	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	of Debt	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$38	$24	$—	$—	$62
Network Solutions	37	14	—	—	51
Specialty Products	47	4	—	—	51
Undersea Telecommunications	54	3	—	—	57
Total	$176	$45	$—	$—	$221

Operating Margin	6.5%				8.2%

Interest Expense	$(40)	$—	$—	$3	$(37)

Other Income (Expense), Net	$(55)	$—	$86	$(22)	$9

Income Tax Expense	$(1)	$(9)	$(46)	$—	$(56)

Income from Continuing Operations	$83	$36	$40	$(19)	$140

Diluted Earnings per Share from Continuing Operations	$0.18	$0.08	$0.09	$(0.04)	$0.30

(1) Includes $46 million recorded in net restructuring and other charges and a $1 million credit recorded in cost of sales.

(2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 26, 2008

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$29	$157	$103	$—	$—	$289
Network Solutions	65	4	—	—	—	69
Specialty Products	65	3	—	—	8	76
Undersea Telecommunications	38	1	—	—	—	39
Pre-Separation litigation charges, net	8	—	—	—	(8)	—
Total	$205	$165	$103	$—	$—	$473

Operating Margin	5.7%					13.2%

Other Income (Expense), Net	$(39)	$—	$—	$54	$—	$15

Income Tax Expense	$(38)	$(8)	$(14)	$(76)	$(4)	$(140)

Income from Continuing Operations	$88	$157	$89	$(22)	$(4)	$308

Diluted Earnings per Share from Continuing Operations	$0.19	$0.33	$0.19	$(0.05)	$(0.01)	$0.65

(1) Includes $157 million recorded in net restructuring and other charges and $8 million recorded in cost of sales.

(2) Includes $22 million of income related to various tax matters, including a tax settlement.

(3) Consists of $8 million of income related to insurance recoveries on pre-Separation securities litigation and $8 million of costs related to a customs settlement recorded in selling, general, and administrative expenses.

(4) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$(3,716)	$278	$3,435	$—	$—	$(3)
Network Solutions	133	56	—	—	—	189
Specialty Products	34	31	112	—	8	185
Undersea Telecommunications	219	8	—	—	—	227
Pre-Separation litigation charges, net	(144)	—	—	—	144	—
Total	$(3,474)	$373	$3,547	$—	$152	$598

Operating Margin	-33.9%					5.8%

Interest Expense	$(165)	$—	$—	$—	$3	$(162)

Other Income (Expense), Net	$(48)	$—	$—	$86	$(22)	$16

Income Tax (Expense) Benefit	$576	$(87)	$(523)	$(46)	$(3)	$(83)

Income (Loss) from Continuing Operations	$(3,100)	$286	$3,024	$40	$130	$380

Diluted Earnings (Loss) per Share from Continuing Operations (5)	$(6.75)	$0.62	$6.57	$0.09	$0.28	$0.83

(1) Includes $375 million recorded in net restructuring and other charges and a $2 million credit recorded in cost of sales.

(2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) Consists of $144 million of costs related to the settlement of pre-Separation securities litigation and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses. Also includes net gain related to retirement of debt of $19 million.

(4) See description of non-GAAP measures contained in this release.

(5) GAAP diluted shares excludes 1 million of non-vested restricted share awards and non-vested options as the inclusion of these securities would have been anti-dilutive. Such amounts are included in non-GAAP diluted shares.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2008

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$978	$198	$103	$—	$(36)	$1,243
Network Solutions	251	22	—	—	—	273
Specialty Products	296	3	—	—	8	307
Undersea Telecommunications	160	5	—	—	—	165
Pre-Separation litigation charges, net	(22)	—	—	—	22	—
Total	$1,663	$228	$103	$—	$(6)	$1,988

Operating Margin	11.6%					13.8%

Other Income (Expense), Net	$567	$—	$—	$(518)	$—	$49

Income Tax (Expense) Benefit	$(540)	$(27)	$(14)	$(76)	$16	$(641)

Income (Loss) from Continuing Operations	$1,527	$201	$89	$(594)	$10	$1,233

Diluted Earnings (Loss) per Share from Continuing Operations	$3.14	$0.41	$0.18	$(1.22)	$0.02	$2.54

(1) Includes $219 million recorded in net restructuring and other charges and $9 million recorded in cost of sales.

(2) In connection with the adoption of the uncertain tax position provisions of ASC 740 (Income Taxes), the Company recorded income of $545 million pursuant to its Tax Sharing Agreement with Tyco International and Covidien. The Company also recorded $49 million of income, of which $27 million of expense is recorded in net other income (expense) and $76 million of tax benefits are recorded in income tax (expense) benefit, related to various tax matters, including a tax settlement.

(3) Consists of a $36 million gain on the sale of real estate and $8 million of costs related to a customs settlement, both of which are recorded in selling, general and administrative expenses, and $22 million of net costs related to the settlement of pre-Separation securities litigation.

(4) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 26, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Adjusted
	U.S. GAAP	Charges, Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$(82)	$46	$(36)
Network Solutions	31	15	46
Specialty Products	42	1	43
Undersea Telecommunications	73	1	74
Total	$64	$63	$127

Operating Margin	2.6%		5.1%

Income Tax Expense	$(3)	$(12)	$(15)

Income from Continuing Operations	$26	$51	$77

Diluted Earnings per Share from Continuing Operations	$0.06	$0.11	$0.17

(1) Includes $63 million recorded in net restructuring and other charges.

(2) See description of non-GAAP measures contained in this release.